UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934
Date of Report: March 9, 2020
BioDelivery Sciences International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31361	35-2089858
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4131 ParkLake Ave., Suite #225
Raleigh, NC	27612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 919-582-9050
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:
•Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
•Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
•Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
•Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001	BDSI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company €
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. €

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 9, 2020, upon the recommendation of its Nominating and Corporate Governance Committee, the Board of Directors (the “Board”) of BioDelivery Sciences International, Inc. (the “Company”) appointed Mr. Jeffrey A Bailey to join the Board, effective as of March 9, 2020. The Board determined that Mr. Bailey is independent under the listing standards of Nasdaq. Mr. Bailey was not appointed to serve on any committees at this time.

As a non-employee director, Mr. Bailey will receive cash compensation and an equity award for his Board service in accordance with the Company’s director remuneration policy. Mr. Bailey is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Mr. Bailey and any other persons pursuant to which he was selected as a director. In addition, Mr. Bailey will enter into an indemnification agreement with the Company consistent with the form of indemnification agreement entered into between the Company and its existing non-employee directors.

On March 9, 2020, the Company issued a press release announcing Mr. Bailey’s appointment to the Board. A copy of this press release is furnished as Exhibit 99.1 to this report on Form 8-K.

Item 9.01. Exhibits
(d) Exhibits
99.1 Press Release Issued by the Company on March 9, 2020, furnished herewith.

_____________________________________________________________________________________
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 9, 2020	BIODELIVERY SCIENCES INTERNATIONAL, INC.
By: /s/ Mary Theresa Coelho
Name: Mary Theresa Coelho
Title: Chief Financial Officer and Treasurer